SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2009

NEAH POWER SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806

(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

22118 20th Ave. SE, Suite 142
 Bothell, Washington 98021

(Address of principal executive offices) (Zip Code)

(425) 424-3324

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 19, 2009, the registrant, Neah Power Systems, Inc. (“Neah Power”), entered into an Advisory Services Agreement (the “Agreement”) with Summit Trading Limited (“Summit”) under which Summit will provide certain advisory services to Neah Power, including the identification, introduction and compensation of investor relations and/or public relations firms.  Under the terms of the Agreement Neah Power will pay Summit 1,650,000 shares of its common stock to cover the cost of these advisory services, 95% of the value of such shares to be applied to the IR/PR services.

The terms of the  Agreement described above are only a summary of this document and are qualified in their entirety by reference to this Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference into this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.  The above securities were issued pursuant to an exemption from  registration under Section 4(2) of the Securities Act of 1933, as amended, to a person who is sophisticated in such transactions and who had knowledge of and access to sufficient information about Solution Technology International to make an informed investment decision.  The purchasers of these securities were aware that they would receive restricted securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Advisory Services Agreement effective October 1, 2009 between Neah Power Systems, Inc. and Summit Trading Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 22, 2009	Neah Power Systems, Inc.

	By:	/s/ Gerard C. D’Couto
Gerard C. D’Couto
Chief Executive Officer